EXHIBIT 10.1
ASSIGNMENT AGREEMENT

ASSIGNMENT AGREEMENT

THIS AGREEMENT (the “Assignment Agreement”) is made and entered into on this day of August, 2007, between:

PIN PETROLEUM PARTNERS LTD, a company incorporated under the laws of the Province of British Columbia, having an office address of Suite 2410, 650 West Georgia Street, Vancouver, British Columbia, Canada, V6B 4N7

(the “Assignor”) AND:

SOUTH SEA ENERGY CORP., a company organized under the laws of the State of Nevada, having an office at 3402 Marquart Street, Houston, Texas, USA, 77027

(the “Assignee”)

WHEREAS, the Assignor has certain rights and obligations pursuant to a Letter of Intent dated July 18, 2007 with Muddy Minerals, LLC, a Wyoming corporation, to a property located in Converse County, Wyoming, known as the South Glenrock “C” field, (the “LOT”), a copy of which is attached hereto as Schedule A; and

WHEREAS, the Assignor wishes to assign all of its rights and obligations in the LO1 to the Assignee; and

WHEREAS, the Assignee accepts such assignment and has agreed to be bound by the LOI.

NOW THEREFORE in consideration of the mutual covenants and agreements contained herein, IT IS HEREBY AGREED by the Assignor and the Assignee as follows:

1.                     The Assignor hereby assigns and transfers to the Assignee all of its rights and obligations in, to, and under the LOI, subject to all the terms and conditions hereof.

2.                     The Assignee hereby agrees to assume all of the Assignor's rights and obligations under the LOI.

3.                     The Assignor reaffirms and represents and warrants that:

(a) the LOI is valid and in full force and effect, and that the representations and warranties contained in the LO1 are true and correct on the date hereof;

(b) it has not entered into any negotiations, arrangements or agreements (either oral or written) relating to the I„01 other than as contemplated hereby;

(c) the LOl and all of Assignor's right, title and interest therein and thereto are free and clear of any and all liens, charges, encumbrances and claims of whatsoever nature;

(d)Assignor has completed any and all corporate action necessary and/or required under applicable laws, rules and regulations, including corporate governance law in British Columbia, in order to transfer its right, title and interest in, to and under the LOI to the Assignee; and

(e) Assignor has full right and authority to enter into this Assignment Agreement and transfer, assign and convey to Assignee all of Assignor's right, title and interest relating to the LOI,

4.                     As consideration for the assignment of the LOI, the Assignee agrees to pay to the Assignor the sum of Five Hundred Fifty Thousand Dollars ($550,000) in US funds within ninety (90) days from the date of this Assignment Agreement_

5.                     In the event the Assignee fails to make payment to the Assignor pursuant to item 4 hereof, after Assignor gives Assignee written notice of such failure, then the Assignor shall, at its option;

(a) be entitled, upon written notice of its intent to do so, have the rights and obligations under the LOT transferred hereunder revert back to the Assignor; or

(b)receive from the Assignee a penalty payment in the amount of One Hundred Twenty percent (120%) of the consideration set out in item 4 hereof, and at the option of the Assignor, such sum shall be convertible into securities of the Assignee at a price equal to the lowest offering price of the Assignees securities to the general public during the current fiscal period.

6.                     By executing this Assignment Agreement, the Assignor and Assignee confirm their intention to execute and deliver as promptly as practicable any other documentation which may be required to give effect to this Assignment Agreement, and to obtain the approval, agreement, and consent of their respective Boards of Directors or governing bodies with respect to this Assignment Agreement. The parties shall also cooperate in Assignee's compliance with applicable state and federal securities laws, rules and regulations. This Assignment Agreement and the execution hereof shall be strictly confidential between the parties and no notice or press release relating to this Assignment Agreement shall be given by either party without the prior written consent of the other party. Each party shall provide information concerning terms of this Assignment Agreement and the execution hereof only to its respective management and employees, and then, only on a “need-to-know” basis.

7.                     This Assignment Agreement may not be amended or otherwise modified except by an instrument in writing signed by both parties.

8.                     This Assignment Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada and the parties irrevocably attorney to the jurisdiction of the courts of Reno, Nevada. All disputes which may arise under, out of, in connection with or in relation to this Agreement shall be submitted to and finally settled by arbitration, which shall be subject to the provisions of the Commercial Arbitration Rules of the American Arbitration Association (“AAA”) in effect from time to time, be conducted in Reno, Nevada, by a single arbitrator under (and appointed in accordance with) the rules established for domestic commercial arbitrations under the AAA in effect from time to time, be administered by the AAA ,and be conducted in the English language. The prevailing party in any such arbitration shall be entitled, in addition to an award from the arbitrator, an award of all costs, expenses and attorney fees incurred in the arbitration.

9.                     if any one or more of the provisions contained herein should he invalid, illegal or unenforceable in any respect in any jurisdiction, the validity, legality and enforceability of such provisions shall not in any way be affected or impaired thereby in any other jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

10.                     This Agreement constitutes and contains the entire agreement and understanding between the parties and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether oral or written, express or implied, statutory or otherwise, between the parties or any of them with respect to the subject matter hereof.

11.                     This Agreement may not be assigned without the prior written consent of the Assignor.

12.                     This Agreement may be executed in counterpart, each of which such counterpart, whether in original or facsimile form, notwithstanding the date or dates upon which this Agreement is executed and delivered by any of the parties, shall be deemed to be an original and all of which will constitute one and the same agreement, effective as of the reference date given above.

IN WITNESS WHEREOF, the Assignor and the Assignee have executed this Assignment Agreement on the day and year first written above.

PIN PETROLEUM PARTNERS LTD.

Per: William Friesen, President

SOUTH SEA ENERGY CORP.

Schedule "A"